Exhibit 1.1

[FORM OF UNDERWRITING AGREEMENT]

[1,872,745] Common Shares

(plus [280,911] Common Shares to cover over-allotments, if any)

AMERICAN SAFETY INSURANCE HOLDINGS, LTD.

COMMON SHARES, PAR VALUE $0.01 PER SHARE

UNDERWRITING AGREEMENT

November [    ], 2003

MORGAN KEEGAN & COMPANY, INC.

ADVEST, INC.

As Representatives of the Several Underwriters

C/O MORGAN KEEGAN & COMPANY, INC.

50 N. Front St., 19th Floor

Memphis, TN 38103

Ladies and Gentlemen:

American Safety Insurance Holdings, Ltd., a Bermuda company (the “Company”) and certain shareholders of the Company listed on Schedule II hereto (the “Selling Shareholders”), propose, subject to the terms and conditions stated herein, to sell to the Underwriters named in Schedule I hereto (the “Underwriters”), for whom Morgan Keegan & Company, Inc. and Advest, Inc. are serving as Representatives (the “Representatives”), an aggregate of [1,872,745] shares (the “Firm Shares”) of the Company’s common shares, par value $0.01 per share (the “Common Shares”). Specifically, each of the Selling Shareholders proposes to sell to the Underwriters the number of Common Shares set forth on Schedule II. If the Representatives are the only firms named in Schedule I hereto, then the terms “Underwriters” and “Representatives,” as used herein, shall each be deemed to refer to such firms.

In addition, in order to cover over-allotments in the sale of the Firm Shares, the Underwriters may, at the Underwriters’ election and subject to the terms and conditions stated herein, purchase ratably in proportion to the amounts set forth opposite their respective names in Schedule I hereto, up to [280,911] additional shares of the Common Shares from the Company (such additional shares, the “Option Shares”). The Firm Shares and the Option Shares are referred to collectively as the “Shares”.

The Company, the Underwriters and the Selling Shareholders, intending to be legally bound, hereby confirm their agreement as follows:

1.    Representations and Warranties of the Company.    The Company represents and warrants to, and agrees with, each of the Underwriters and the Selling Shareholders that:

(a)    The Company meets the requirements for the use of Form S-1 under the Securities Act of 1933, as amended (the “Securities Act”), in connection with the offering contemplated by this Agreement. A registration statement on Form S-1 (File No. 333-109799) with respect to the Shares, including a prospectus subject to completion, has been filed by the Company with the Securities and Exchange Commission (the “Commission”) under the Securities Act, and one or more amendments to such registration statement also was filed. After the execution of this Agreement, the Company will file with the Commission either (I) if such registration statement, as it may have been amended, has become effective under the Securities Act and information has been omitted therefrom in accordance with Rule 430A under the Securities Act, a prospectus in the form most recently included in an amendment to such registration statement (or, if no such amendment shall have been filed, in such registration statement) with such changes or insertions as are required by Rule 430A or permitted by Rule 424(b) under the Securities Act and as have been provided to and approved by the Representatives, or (ii) if such registration statement, as it may have been amended, has not become effective under the Securities Act, an amendment to such registration statement, including a form of prospectus, a copy of which amendment has been provided to and approved by the Representatives prior to the execution of this Agreement. As used in this Agreement, the term “Registration Statement” means (I) such registration statement, as amended at the time when it was or is declared effective, including (A) all financial statements, schedules and exhibits thereto, (B) all documents (or portions thereof) incorporated by reference therein, and (C) any information omitted therefrom pursuant to Rule 430A under the Securities Act and included in the Prospectus (as hereinafter defined) and (ii) any registration statement, if any, filed pursuant to Rule 462(b) of the Securities Act and any documents incorporated therein by reference; the term “Preliminary Prospectus” means each prospectus subject to completion included in such registration statement or any amendment or post-effective amendment thereto (including the prospectus subject to completion, if any, included in the Registration Statement at the time it was or is declared effective), including all documents (or portions thereof) incorporated by reference therein; and the term “Prospectus” means the prospectus first filed with the Commission pursuant to Rule 424(b) under the Securities Act or, if no prospectus is required to be so filed, such term means the prospectus included in the Registration Statement, in either case, including all documents (or portions thereof) incorporated by reference therein, if any. As used herein, any reference to any statement or information as being “made”, “included”, “contained”, “disclosed” or “set forth” in any Preliminary Prospectus, the Prospectus or any amendment or supplement thereto, or the Registration Statement or any amendment thereto (or other similar references) shall refer both to information and statements actually appearing in such document as well as information and statements incorporated by reference therein.

(b)    No order preventing or suspending the use of any Preliminary Prospectus has been issued and no proceeding for that purpose has been instituted or, to the knowledge of the Company, threatened, by the Commission or the securities authority of any state or other jurisdiction. If the Registration Statement has become effective under the Securities Act, no stop order suspending the effectiveness of the Registration Statement or any part thereof, including any registration statement, if any, filed pursuant to Rule 462(b) of the Securities Act, whether effective or to hereafter become effective, has been issued and no proceeding for that purpose has been instituted or threatened or, to the knowledge of the Company, contemplated by the Commission or the securities authority of any state or other jurisdiction.

(c)    When any Preliminary Prospectus was filed with the Commission it contained all material statements required to be stated therein in accordance with, and complied in all material respects with the requirements of, the Securities Act and the rules and regulations of the Commission thereunder. Each document, if any, filed or to be filed pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and incorporated by reference in the Prospectus complied or will comply when so filed in all material respects with the Exchange Act and the applicable rules and regulations of the Commission thereunder. When the Registration Statement or any amendment thereto was or is declared effective, and at all times subsequent thereto up to the Closing Date or any Option Closing Date (each as defined below), it (I) contained and will contain all statements required to be stated therein in accordance with, and complied or will comply in all material respects with the requirements of, the Securities Act and the rules and regulations of the Commission thereunder and (ii) did not and will not include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein not misleading. When the Prospectus or any amendment or supplement thereto is filed with the Commission pursuant to Rule 424(b) (or, if the Prospectus or such amendment or supplement is not required to be so filed, when the Registration Statement or the amendment thereto containing such amendment or supplement to the Prospectus was or is declared effective), and at all times subsequent thereto up to the Closing Date and any Option Closing Date, the Prospectus, as amended or supplemented at any such time, (I) contained and will contain all statements required to be stated therein in accordance with, and complied or will comply with the requirements of, the Securities Act and the rules and regulations of the Commission thereunder and (ii) did not and will not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The foregoing provisions of this paragraph (c) do not apply to statements or omissions made in the Registration Statement or any amendment thereto or the Prospectus or any amendment or supplement thereto in reliance upon and in conformity with written information furnished to the Company by the Underwriters specifically for use therein. It is understood that the statements set forth in the Registration Statement or any amendment thereto or the Prospectus or any amendment or supplement thereto and in the second and seventh paragraphs and the list of Underwriters under the section entitled “Underwriting” constitute the only written information furnished to the Company by or on behalf of any Underwriter specifically for use in the Registration Statement or any amendment thereto or the Prospectus and any amendment or supplement thereto, as the case may be.

(d)    There are no legal or governmental proceedings pending or, to the knowledge of the Company, threatened to which the Company or any of its direct or indirect subsidiaries is a party or to which any of the properties of the Company or any subsidiary is subject that are required to be described in the Registration Statement or the Prospectus and are not so described or any relationships, transactions, statutes, regulations, contracts or other documents that are required to be described in the Registration Statement or the Prospectus or to be filed as exhibits to the Registration Statement that are not described or filed as required.

(e)    Each of the Company and its direct and indirect subsidiaries has been duly incorporated or organized, is validly existing as a corporation in good standing under the laws of its jurisdiction of incorporation or organization and has full power and authority (corporate and other) to own or lease its properties and conduct its business as described in the Prospectus. The Company has full power and authority (corporate and other) to enter into this Agreement and to perform its obligations hereunder. No proceeding has been instituted in any jurisdiction revoking, limiting or curtailing, or seeking to revoke, limit or curtail, such power and authority.

(f)    The Company’s authorized, issued and outstanding capital stock is as disclosed in the Prospectus. All of the issued shares of capital stock of the Company, including the Shares to be sold by the Company pursuant hereto when delivered against payment therefor as contemplated hereby, have been duly authorized and validly issued, are fully paid and nonassessable and conform to the descriptions of the Common Shares contained in the Prospectus, and the holders thereof will not be subject to personal liability solely by reason of being such holders. None of the issued shares of capital stock of the Company or any of its direct or indirect subsidiaries has been issued or is owned or held in violation of any statutory or other preemptive rights of shareholders, and no person or entity (including any holder of outstanding shares of capital stock of the Company or its direct or indirect subsidiaries) has any statutory or other preemptive or other rights to subscribe for any of the Shares. None of the capital stock of the Company or any of its direct or indirect subsidiaries has been issued in violation of applicable federal or state securities laws. The certificates representing the Shares are in proper legal form under, and conform in all respects to the requirements of, applicable Bermuda law and the requirements of the New York Stock Exchange.

(g)    All of the issued shares of capital stock of each of the Company’s direct and indirect subsidiaries, have been duly authorized and validly issued, are fully paid and nonassessable and are owned beneficially by the Company or one of its subsidiaries, free and clear of all liens, security interests, pledges, charges, encumbrances, defects, shareholders’ agreements, voting agreements, proxies, voting trusts, equities or claims of any nature whatsoever (collectively, “Encumbrances”), including, without limitation, any Encumbrance arising or resulting from any indenture, mortgage, deed of trust, loan agreement, lease or other agreement of or entered into by the Company or its direct or indirect subsidiaries and the equity securities held in the investment portfolios of the Company and such subsidiaries (the composition of which is not materially different from the disclosures in the Prospectus as of specific dates), the Company does not own, directly or indirectly, any capital stock or other equity securities of any other corporation or any ownership interest in any partnership, joint venture or other association.

(h)    Except as disclosed in the Prospectus, there are no outstanding (I) securities or obligations of the Company or any of its direct or indirect subsidiaries convertible into or exchangeable for any capital stock of the Company or any of its direct or indirect subsidiaries, (ii) warrants, rights or options to subscribe for or purchase from the Company or any of its direct or indirect subsidiaries any such capital stock or any such convertible or exchangeable securities or obligations or (iii) obligations of the Company or any of its direct or indirect subsidiaries to issue any shares of capital stock, any such convertible or exchangeable securities or obligations, or any such warrants, rights or options.

(i)    Since the respective dates as of which information is given in the Registration Statement and the Prospectus, (I) neither the Company nor any of its direct or indirect subsidiaries has incurred any liabilities or obligations, direct or contingent, or entered into any transactions, not in the ordinary course of business, that are material to the Company or its direct or indirect subsidiaries, (ii) neither the Company nor any of its direct or indirect subsidiaries has purchased any of its outstanding capital stock, declared, paid or otherwise made any dividend or distribution of any kind on its capital stock or has been delinquent in the payment of principal or interest on any outstanding debt obligations, (iii) there has not been any change in the capital stock, long-term debt or short-term debt of the Company or any of its direct or indirect subsidiaries and (iv) there has not been any material adverse change, or any development involving a prospective material adverse change, in or affecting the condition (financial or otherwise), business, prospects, assets, properties, results of operations or net worth of the Company or its direct or indirect subsidiaries, in each case other than as disclosed in or contemplated by the Prospectus.

(j)    There are no contracts, agreements or understandings between the Company and any person granting such person the right to require the Company to file a registration statement under the Securities Act with respect to any Common Shares of the Company owned or to be owned by such person or, requiring the Company to include such Common Shares in the Common Shares registered pursuant to the Registration Statement (or any such right has been effectively waived) or requiring the registration of any Common Shares pursuant to any other registration statement filed by the Company under the Securities Act. Neither the filing of the Registration Statement nor the offering or sale of Shares as contemplated by this Agreement gives any security holder of the Company any rights for or relating to the registration of any Common Shares or any other capital stock of the Company, except such that have been satisfied or waived.

(k)    Neither the Company nor any of its direct or indirect subsidiaries is, or with the giving of notice or lapse of time or both would be, in violation of its Memorandum of Association or Bye-Laws (or comparable charter documents) or in default under any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which the Company or any of its direct or indirect subsidiaries is a party or to which any of their respective properties or assets are subject.

(l)    The Company and its direct and indirect subsidiaries have good and marketable title in fee simple to all real property, if any, and good title to all personal property owned by them, in each case free and clear of all liens, security interests, pledges, charges, encumbrances, mortgages and defects, except such as are disclosed in the Prospectus or such as would not have a material adverse effect on the condition (financial or otherwise), business, prospects, assets, properties, results of operations or net worth of the Company and its subsidiaries taken as a whole and do not interfere with the use made or proposed to be made of such property by the Company or its direct or indirect subsidiaries; and any real property and buildings held under lease by the Company or any of its direct or indirect subsidiaries are held under valid, subsisting and enforceable leases, with such exceptions as are disclosed in the Prospectus or are not material and do not interfere with the use made or proposed to be made of such property and buildings by the Company or any direct or indirect subsidiary.

(m)    No consent, approval, authorization, order or declaration of or from, or registration, qualification or filing with, any court or governmental agency or body is required for the sale of the Shares or the consummation of the transactions contemplated by this Agreement, except the registration of the Shares under the Securities Act (which, if the Registration Statement is not effective as of the time of execution hereof, shall be obtained as provided in this Agreement) and of the Common Shares under the Exchange Act and such as may be required by the National Association of Securities Dealers, Inc. (the “NASD”) or under state securities or blue sky laws in connection with the offer, sale and distribution of the Shares by the Underwriters.

(n)    Other than as disclosed in the Prospectus, there is no litigation, arbitration, claim, proceeding (formal or informal) or investigation (including without limitation, any insurance or insurance holding company regulatory proceeding) pending or, to the knowledge of the Company, threatened in which the Company or any of its direct or indirect subsidiaries is a party or of which any of their respective properties or assets are the subject which, if determined adversely to the Company or any of its direct or indirect subsidiaries, would individually or in the aggregate have a material adverse effect on the condition (financial or otherwise), business, prospects, assets, properties, results of operations or net worth of the Company and its subsidiaries taken as a whole. Neither the Company nor any direct or indirect subsidiary is in violation of, or in default with respect to, any law, statute, rule, regulation, order, judgment or decree, except as described in the Prospectus or such as do not and will not individually or in the aggregate have a material adverse effect on the condition (financial or otherwise), business, prospects, assets, properties, results of operations or net worth of the Company and its subsidiaries taken as a whole, and neither the Company nor any direct or indirect subsidiary is required to take any action in order to avoid any such violation or default.

(o)    KPMG LLP, which has certified certain financial statements of the Company and its consolidated subsidiaries included in the Registration Statement and the Prospectus, are independent public accountants as required by the Securities Act, the Exchange Act and the respective rules and regulations of the Commission thereunder.

(p)    The consolidated financial statements and schedules (including the related notes) of the Company and its consolidated subsidiaries included or incorporated by reference in the Registration Statement, the Prospectus and/or any Preliminary Prospectus were prepared in accordance with generally accepted accounting principles consistently applied throughout the periods involved and fairly present the financial position and results of operations of the Company and its subsidiaries, on a consolidated basis, at the dates and for the periods presented. The selected financial data and operating and statistical information set forth under the captions “Prospectus Summary”, “Capitalization”, “Use of Proceeds”, “Selected Financial Data”, “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Business” in the Prospectus fairly present, on the basis stated in the Prospectus, the information included therein, and have been compiled on a basis consistent with that of the audited financial statements included in the Registration Statement. The supporting notes and schedules included in the Registration Statement, the Prospectus and/or any Preliminary Prospectus fairly state in all material respects the information required to be stated therein in relation to the financial statements taken as a whole. The unaudited interim consolidated financial statements included or incorporated by reference in the Registration Statement comply as to form in all material respects with the applicable accounting requirements of Regulation S-X under the Securities Act.

(q)    This Agreement has been duly authorized, executed and delivered by the Company and, assuming due execution by the Representatives, constitutes the valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, subject, as to enforcement, to applicable bankruptcy, insolvency, reorganization and moratorium laws and other laws relating to or affecting the enforcement of creditors’ rights generally and to general equitable principles and except as the enforceability of rights to indemnity and contribution under this Agreement may be limited under applicable securities laws or the public policy underlying such laws.

(r)    The sale of the Shares and the performance of this Agreement and the consummation of the transactions herein contemplated will not (with or without the giving of notice or the passage of time or both) (I) conflict with or violate any term or provision of the Memorandum of Association or Bye-Laws or comparable charter documents of the Company or any of its direct or indirect subsidiaries, in each case as amended to date, (ii) result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which the Company or any of its direct or indirect subsidiaries is a party or to which any of their respective properties or assets is subject, (iii) conflict with or violate any law, statute, rule or regulation or any order, judgment or decree of any court or governmental agency or body having jurisdiction over the Company or any of its direct or indirect subsidiaries or any of their respective properties or assets or (iv) result in a breach, termination or lapse of the corporate power and authority of the Company or any of its direct or indirect subsidiaries to own or lease and operate their respective assets and properties and conduct their respective business as described in the Prospectus.

(s)    The Company has not distributed and will not distribute any offering material in connection with the offering and sale of the Shares other than the Registration Statement, a Preliminary Prospectus, the Prospectus and other material, if any, permitted by the Securities Act.

(t)    Neither the Company nor any of its officers, directors or affiliates has (I) taken, directly or indirectly, any action designed to cause or result in, or that has constituted or might reasonably be expected to constitute, the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares or (ii) since the filing of the Registration Statement, (A) sold, bid for, purchased or paid anyone any compensation for soliciting purchases of, the Shares or (B) paid or agreed to pay to any person any compensation for soliciting another to purchase any other securities of the Company.

(u)    The operations of the Company and its direct and indirect subsidiaries with respect to any real property currently leased or owned or by any means controlled by the Company or any direct or indirect subsidiary (the “Real Property”) are in compliance in all material respects with all federal, state, and local laws, ordinances, rules, and regulations relating to occupational health and safety and the environment (collectively, “Laws”), and the Company and its direct and indirect subsidiaries have not violated any Laws in a way which would have a material adverse effect on the condition (financial or otherwise), business, prospects, assets, properties, results of operations or net worth of the Company and its subsidiaries taken as a whole. Except as disclosed in the Prospectus, there is no pending or, to the knowledge of the Company, threatened material claim, litigation or administrative agency proceeding, nor has the Company or any direct or indirect subsidiary received any written or oral notice from any governmental entity or third party, that: (I) alleges a violation of any Laws by the Company or any direct or indirect subsidiary or (ii) alleges the Company or any direct or indirect subsidiary is a liable party under the Comprehensive Environmental Response, Compensation, and Liability Act, 42 U.S.C. § 9601 et seq. or any state superfund law.

(v)    The Company and each of its direct and indirect subsidiaries owns or possesses adequate rights to use all patents, patent applications, trademarks, trademark registrations, trade names, servicemark registrations, copyrights and licenses necessary for the conduct of the business of the Company and its direct and indirect subsidiaries or ownership of their respective properties, and neither the Company nor its direct or indirect subsidiaries has received notice of conflict with the asserted rights of others in respect thereof which has not been resolved.

(w)    Each of the Company and its direct and indirect subsidiaries makes and keeps accurate books and records reflecting its assets and maintains internal accounting controls which provide reasonable assurance that (I) transactions are executed in accordance with management’s authorization, (ii) transactions are recorded as necessary to permit preparation of the Company’s consolidated financial statements in accordance with generally accepted accounting principles and to maintain accountability for the assets of the Company, (iii) access to the assets of the Company and each of its direct and indirect subsidiaries is permitted only in accordance with management’s authorization and (iv) the recorded accountability for assets of the Company and each of its direct and indirect subsidiaries is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

(x)    The Company and its direct and indirect subsidiaries have filed all foreign, federal, state and local tax returns that are required to be filed by them and have paid all taxes shown as due on such returns, as well as all other taxes, assessments and governmental charges that are due and payable; and no material deficiency with respect to any such return has been assessed or proposed.

(y)    Except for such plans that are expressly disclosed in the Prospectus, the Company and its direct and indirect subsidiaries do not maintain, contribute to or have any material liability with respect to any employee benefit plan, profit sharing plan, employee pension benefit plan, employee welfare benefit plan, equity-based plan or deferred compensation plan or arrangement (the “Plans”) that are subject to the provisions of the Employee Retirement Income Security Act of 1974, as amended, or the rules and regulations thereunder (“ERISA”). All Plans are in compliance in all material respects with all applicable laws, including but not limited to ERISA and the Internal Revenue Code of 1986, as amended (the “Code”), and have been operated and administered in all material respects in accordance with their terms. No Plan is a defined benefit plan or multi-employer plan. The Company does not provide retiree life and/or retiree health benefits or coverage for any employee or any beneficiary of any employee after such employee’s termination of employment, except as required by Section 4980B of the Code or under a Plan which is intended to be “qualified” under Section 401(a) of the Code. No material liability has been, or could reasonably be expected to be, incurred under Title IV of ERISA or Section 412 of the Code by any entity required to be aggregated with the Company or any of its direct or indirect subsidiaries pursuant to Section 4001(b) of ERISA and/or Section 414(b) or (c) of the Code (and the regulations promulgated thereunder) with respect to any “employee pension benefit plan” which is not a Plan. As used in this subsection, the terms “defined benefit plan”, “employee benefit plan”, “employee pension benefit plan”, “employee welfare benefit plan” and “multi-employer plan” shall have the respective meanings assigned to such terms in Section 3 of ERISA.

(z)    No material labor dispute exists with the Company’s or any direct or indirect subsidiary’s employees, and no such labor dispute is threatened. The Company has no knowledge of any existing or threatened labor disturbance by the employees of any of its principal agents, suppliers, contractors or customers that would have a material adverse effect on the condition (financial or otherwise), business, prospects, assets, properties, results of operations or net worth of the Company and its subsidiaries taken as a whole.

(aa)    The Company and its direct and indirect subsidiaries have received all permits, licenses, authorizations, registrations, qualifications and approvals (collectively, the “Permits”) of governmental or regulatory authorities (including, without limitation, all state and insurance regulatory authorities) as may be required of them to own their respective properties and conduct their respective businesses in the manner described in the Prospectus, subject to such qualifications as may be set forth in the Prospectus; and the Company and its direct and indirect subsidiaries have fulfilled and performed all of their material obligations with respect to such Permits, and no event has occurred which allows or, after notice or lapse of time or both, would allow revocation or termination thereof or result in any other material impairment of the rights of the holder of any such Permit, subject in each case to such qualification as may be set forth in the Prospectus; and, except as described in the Prospectus, such Permits contain no restrictions that materially affect the ability of the Company or its direct or indirect subsidiaries to conduct their businesses, and no state or federal insurance body has issued any order or decree impairing, restricting or prohibiting the payment of dividends to the Company by any of its direct or indirect subsidiaries.

(bb)    The Company and each of its direct and indirect subsidiaries has filed, or has had filed on its behalf, on a timely basis, all materials, reports, documents and information, including but not limited to annual reports, call reports and reports of examination with each applicable insurance regulatory authority, board or agency, which are required to be filed by it, except where the failure to have timely filed such materials, reports, documents and information would not have a material adverse effect on the condition (financial or otherwise), business, prospects, assets, properties, results of operations or net worth of the Company and its subsidiaries taken as a whole.

(cc)    Neither the Company nor any of its direct or indirect subsidiaries is an “investment company” or a company “controlled” by an investment company as such terms are defined in Sections 3(a) and 2(a)(9), respectively, of the Investment Company Act of 1940, as amended (the “Investment Company Act”), and, if the Company or any of its direct or indirect subsidiaries conducts its business as set forth in the Registration Statement and the Prospectus, will not become an “investment company” and will not be required to register under the Investment Company Act.

(dd)    The Company and each direct and indirect subsidiary have in place and effective such policies of insurance, with limits of liability in such amounts, as are normal and prudent in the ordinary scope of business similar to that of the Company and such subsidiary in the respective jurisdiction in which they conduct business.

(ee)    All documents delivered or to be delivered by the Company or any of its representatives in connection with the issuance and sale of the Shares were on the dates on which they were delivered, or will be on the dates on which they are to be delivered, true, complete and correct in all material respects; further, neither this Agreement nor any certificate, statement or other document delivered or to be delivered by the Company or any of its subsidiaries contains or will contain any untrue statement of a material fact or omits or will omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

Any certificate signed by any director or officer of the Company or any of its subsidiaries, as the case may be, and delivered to the Representatives or to counsel for the Underwriters shall be deemed a representation and warranty of the Company to the Underwriters as to the matters covered thereby.

Any certificate delivered by the Company or any of its subsidiaries, as the case may be, to counsel for the Company for purposes of enabling such counsel to render an opinion pursuant to Section 9 will also be furnished to the Representatives and counsel for the Underwriters and shall be deemed to be additional representations and warranties to the Underwriters by the Company as to the matters covered thereby.

2.    Representations and Warranties of the Selling Shareholders.    The Selling Shareholders represent and warrant to, and agree with, the Company and the Underwriters that:

(a)    This Agreement has been duly authorized, executed and delivered by or on behalf of each of the Selling Shareholders, and assuming due execution by the Company and the Representatives, constitutes the valid and binding agreement of the Selling Shareholders, enforceable against the Selling Shareholders in accordance with its terms.

(b)    The execution and delivery by the Selling Shareholders of, and the performance by the Selling Shareholders of their obligations under, this Agreement will not (with or without the giving of notice or the passage of time or both) (I) conflict with any term or provision of the Selling Shareholders’ organizational documents, as amended, (ii) result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which any Selling Shareholder is a party or to which its properties or assets is subject or (iii) conflict with or violate any law, statute, rule or regulation or any order, judgment or decree of any court or governmental agency or body having jurisdiction over any Selling Shareholder or any Selling Shareholder’s properties or assets.

(c)    The Selling Shareholders will have, as of the Closing Date (as hereinafter defined), valid title to the Common Shares and the legal right and power, and all authorization and approval required by law, to enter into this Agreement and to sell, transfer and deliver the Common Shares.

(d)    Upon delivery of the certificates for the Common Shares properly indorsed to the Underwriters and payment of the purchase price therefor pursuant to this Agreement, title to such Common Shares will be passed to the Underwriters, free and clear of all liens, security interests, pledges, charges, equities, and other encumbrances, other than as created by or through the Underwriters.

(e)    The Selling Shareholders do not require any consent, approval, authorization, order or declaration of or from, or registration, qualification or filing with, any court or governmental agency or body in connection with the sale of the Common Shares to be sold by the Selling Shareholders or the consummation of the transactions contemplated by this Agreement, except for the registration of the Common Shares under the Securities Act, and such as may be required by the NASD (as hereinafter defined) and under state securities or blue sky laws in connection with the offer, sale and distribution of the Common Shares by the Underwriters.

(f)    The Selling Shareholders have not (I) taken, directly or indirectly, any action designed to cause or result in, or that has constituted or might reasonably be expected to constitute, the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Common Shares or (ii) since the filing of the Registration Statement (A) sold, bid for, purchased or paid anyone any compensation for soliciting purchases of, the Common Shares or (B) paid or agreed to pay to any person any compensation for soliciting another to purchase any other securities of the Company, other than pursuant to this Agreement.

(g)    The information set forth in the section entitled “Selling Shareholders” was the only written information furnished to the Company by and on behalf of the Selling Shareholders expressly for use in connection with the preparation of the Registration Statement, and is correct and complete in all material respects and does not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading.

Any certificate signed by the Selling Shareholders or any authorized representative of any Selling Shareholder and delivered to the Representatives or to counsel for the Underwriters shall be deemed a representation and warranty of the Selling Shareholders to the Underwriters as to the matters covered thereby.

Any certificate delivered by the Selling Shareholders to their counsel for purposes of enabling such counsel to render an opinion pursuant to Section 9 will also be furnished to the Representatives and counsel for the Underwriters and shall be deemed to be additional representations and warranties to the Underwriters by the Selling Shareholders as to the matters covered thereby.

3.    Purchase and Sale of Shares.

(a)    Subject to the terms and conditions herein set forth, the Company agrees to sell to each of the Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from the Company, at a purchase price of [ ] ($[ ]) per share (the “Per Share Price”), the number of Firm Shares (to be adjusted by the Representatives so as to eliminate fractional shares) determined by multiplying the aggregate number of Firm Shares to be sold by the Company as set forth in the first paragraph of this Agreement by a fraction, the numerator of which is the aggregate number of Firm Shares to be purchased by such Underwriter as set forth opposite the name of such Underwriter in Schedule I hereto, and the denominator of which is the aggregate number of Firm Shares to be purchased by the several Underwriters hereunder. In addition, subject to the terms and conditions herein set forth, the Selling Shareholders agree to sell to each of the Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from the Selling Shareholders, at the Per Share Price, the number of Common Shares set forth opposite the name of such Underwriter in Schedule I hereto.

(b)    The Company hereby grants to the Underwriters the right to purchase at its election in whole or in part up to [ ] Option Shares, at the Per Share Price, for the sole purpose of covering over-allotments in the sale of the Firm Shares. The option granted hereunder may be exercised at any time (but not more than once) within thirty (30) days after the date of this Agreement, upon notice by the Representatives to the Company which sets forth the aggregate number of Option Shares as to which the Underwriters are exercising the option, as well as the date, time and place on which such Option Shares are to be delivered. Such time of delivery may not be earlier than the Closing Date and herein is called the “Option Closing Date”. The Option Closing Date shall be determined by the Representatives, but if at any time other than the Closing Date, shall not be earlier than two nor later than ten full business days after delivery of such notice to exercise. In the event the Underwriters elect to purchase all or a portion of the Option Shares, the Company agrees to furnish or cause to be furnished to the Representatives the certificates, letters and opinions, and to satisfy all conditions, set forth in Section 6 hereof at the Option Closing Date.

(c)    In making this Agreement, each Underwriter is contracting severally, and not jointly, and except as provided in Section 3(b) and 11 hereof, the agreement of each Underwriter is to purchase only that number of shares specified with respect to that Underwriter in Schedule I hereto. No Underwriter shall be under any obligation to purchase any Option Shares prior to an exercise of the option with respect to such Shares granted pursuant to Section 3(b) hereof.

4.    Offering by the Underwriters.    Upon the authorization by the Representatives of the release of the Shares, the several Underwriters propose to offer the Shares for sale upon the terms and conditions disclosed in the Prospectus.

5.     Delivery of Shares; Closing.    Certificates in definitive form for the Shares to be purchased by each Underwriter hereunder, and in such denominations and registered in such names as the Representatives may request upon at least 48 hours’ prior notice to the Company, shall be delivered by or on behalf of the Company and, with respect to the Common Shares purchased from the Selling Shareholders, the Selling Shareholders to the Representatives for the account of such Underwriter, against payment by such Underwriter on its behalf of the purchase price therefor by wire transfer of immediately available funds to such account as the Company and, with respect to the Common Shares purchased from the Selling Shareholders, the Selling Shareholders shall designate in writing. The closing of the sale and purchase of the Shares shall be held at the offices of Arnold & Porter. The time and date of such delivery and payment shall be, with respect to the Firm Shares, at 9:00 a.m., Washington, D.C. time, on [            ]2003 or at such other time and date as the Representatives, the Company and the Selling Shareholders may agree upon in writing. Such time and date for the delivery of the Firm Shares is herein called the “Closing Date”. The Company and the Selling Shareholders will make certificates available with respect to the Shares for checking and packaging at least 24 hours prior to the Closing Date and any Option Closing Date at the offices of Arnold & Porter, 555 Twelfth Street, N.W., Washington, D.C. 20004 or at such other location specified by the Representatives in writing at least 48 hours prior to the Closing Date or Option Closing Date, as the case may be.

6.    Covenants of the Company.    The Company covenants and agrees with each of the Underwriters that:

(a)    The Company will use its best efforts to cause the Registration Statement, if not effective prior to the execution and delivery of this Agreement, to become effective. If the Registration Statement has been declared effective prior to the execution and delivery of this Agreement, the Company will file the Prospectus with the Commission pursuant to and in accordance with subparagraph (1) (or, if applicable and if consented to by the Representatives, subparagraph (4)) of Rule 424(b) within the time period required under Rule 424(b) under the Securities Act. The Company will advise the Representatives promptly of any such filing pursuant to Rule 424(b).

(b)    The Company will not file with the Commission the Prospectus or the amendment referred to in Section 1(a) hereof, any amendment or supplement to the Prospectus or any amendment to the Registration Statement unless the Representatives have received a copy of and have had a reasonable period of time to review any such proposed amendment or supplement and consented to the filing thereof and will use its best efforts to cause any such amendment to the Registration Statement to be declared effective as promptly as possible. Upon the reasonable request of the Representatives or counsel for the Underwriters, the Company will promptly prepare and file with the Commission, in accordance with the rules and regulations of the Commission, any amendments to the Registration Statement or amendments or supplements to the Prospectus that may be necessary or advisable in connection with the distribution of the Shares by the several Underwriters and will use its best efforts to cause any such amendment to the Registration Statement to be declared effective as promptly as possible. If required, the Company will file any amendment or supplement to the Prospectus with the Commission in the manner and within the time period required by Rule 424(b) under the Securities Act. The Company will advise the Representatives, promptly after receiving notice thereof, of the time when the Registration Statement or any amendment thereto has been filed or declared effective or the Prospectus or any amendment or supplement thereto has been filed and will provide evidence to the Representatives of each such filing or effectiveness.

(c)    The Company will advise the Representatives promptly after receiving notice or obtaining knowledge of (I) when any post-effective amendment to the Registration Statement is filed with the Commission, (ii) the receipt of any comments from the Commission concerning the Registration Statement, (iii) when any post-effective amendment to the Registration Statement becomes effective, or when any supplement to the Prospectus or any amended Prospectus has been filed, (iv) the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or any part thereof or any order preventing or suspending the use of any Preliminary Prospectus or the Prospectus or any amendment or supplement thereto, (v) the suspension of the qualification of the Shares for offer or sale in any jurisdiction or of the initiation or threatening of any proceeding for any such purpose or (vi) any request made by the Commission or any securities authority of any other jurisdiction for amending the Registration Statement, for amending or supplementing the Prospectus or for additional information. The Company will use its best efforts to prevent the issuance of any such stop order or suspension and, if any such stop order or suspension is issued, to obtain the withdrawal thereof as promptly as possible.

(d)    If the delivery of a prospectus relating to the Shares is required under the Securities Act at any time prior to the expiration of nine months after the date of the Prospectus and if at such time any events have occurred as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if for any reason it is necessary during such same period to amend or supplement the Prospectus, the Company will promptly notify each of the Representatives and upon either Representative’s request (but at the Company’s expense) prepare and file with the Commission an amendment or supplement to the Prospectus that corrects such statement or omission or effects such compliance and will furnish without charge to each Underwriter and to any dealer in securities as many copies of such amended or supplemented Prospectus as the Representatives may from time to time reasonably request.

(e)    The Company will promptly from time to time take or cause to be taken in cooperation with the Representatives and counsel to the Underwriters all actions required in qualifying or registering the Shares for sale under the blue sky laws of such jurisdictions as the Representatives may reasonably designate, provided the Company shall not be required to qualify generally as a foreign corporation or as a dealer in securities or to consent generally to the service of process under the law of any such state (except with respect to the offering and sale of the Shares), and will continue such qualifications or registrations in effect so long as reasonably requested by the Representatives to effect the distribution of the Shares (including, without limitation, compliance with all undertakings given pursuant to such qualifications or registrations). In each jurisdiction where any of the Shares shall have been qualified as provided above, the Company will file such reports and statements as may be required to continue such qualification for a period of not less than one (1) year from the date of this Agreement.

(f)    Upon request, the Company will promptly provide to each of the Representatives, without charge, (I) two manually executed copies of the Registration Statement as originally filed with the Commission and of each amendment thereto, including all exhibits and all documents or information incorporated by reference therein, (ii) for each other Underwriter, a conformed copy of the Registration Statement as originally filed and of each amendment thereto, without exhibits but including all documents or information incorporated by reference therein and (ii) so long as a prospectus relating to the Shares is required to be delivered under the Securities Act, as many copies of each Preliminary Prospectus or the Prospectus or any amendment or supplement thereto as the Representatives may reasonably request.

(g)    As soon as practicable, but not later than the Availability Date (as defined below), the Company will make generally available to its security holders an earnings statement of the Company and its subsidiaries, if any, covering a period of at least 12 months beginning after the effective date of the Registration Statement (which need not be audited) complying with Section 11(a) of the Securities Act and the rules and regulations thereunder. “Availability Date” means the forty-fifth (45th) day after the end of the fourth fiscal quarter following the fiscal quarter in which the Registration Statement went effective, except that if such fourth fiscal quarter is the last quarter of the Company’s fiscal year, “Availability Date” means the ninetieth (90th) day after the end of such fourth fiscal quarter.

(h)    During the period beginning from the date hereof and continuing to and including the date 180 days after the date of the Prospectus, the Company will not, and will cause its officers and directors and those of its direct and indirect subsidiaries not to, without the prior written consent of the Representatives, directly or indirectly (I) offer, sell, contract to sell or otherwise dispose of, any of the Common Shares or securities convertible into or exercisable or exchangeable for any of the Common Shares or (ii) enter into any swap or other agreement or any transaction that transfers, in whole or in part, the economic consequences of ownership of any Common Shares whether any such swap or other agreement is to be settled by delivery of any Common Shares, other securities, cash or otherwise; except for the sale of the Shares hereunder, except for the issuance of Common Shares upon the exercise of stock options or warrants or the conversion of convertible securities outstanding on the date of this Agreement or to the extent that such stock options, warrants and convertible securities are disclosed in the Prospectus and except for the grant to employees of stock options to purchase Common Shares which are not exercisable within such 180 days.

(i)    The Company will furnish to its security holders annual reports containing financial statements audited by independent public accountants. During the period ending three (3) years after the effective date of the Registration Statement, (I) as soon as practicable after the end of the fiscal year, the Company will furnish to the Representatives and, upon request, to each of the other Underwriters, without charge, two copies of the annual report of the Company containing the audited consolidated balance sheet of the Company as of the close of such fiscal year and corresponding audited consolidated statements of operations, shareholders’ equity and cash flow for the year then ended, and (ii) the Company will file promptly and will make available to the Representatives concurrently with the filing thereof copies of all reports and any definitive proxy or information statements required to be filed by the Company with the Commission pursuant to Section 13, 14 or 15 of the Exchange Act. For purposes of this subsection (I), the Company will have satisfied its obligation to furnish the specified documents (except for annual reports containing financial statements audited by public accountants to be provided to the Company’s security holders) by filing such documents with the Commission via the Electronic Data Gathering and Retrieval system. During such three-year period, the Company will also make available or furnish, as applicable, to the Representatives one copy of the following:

(i)    as soon as practicable after the filing thereof, each other report, statement or other document filed by the Company with the Commission;

(ii)    as soon as practicable after the filing thereof, all reports, statements, other documents and financial statements furnished by the Company to the New York Stock Exchange pursuant to requirements of or agreements with the New York Stock Exchange; and

(iii)    as soon as available, each report, statement or other document of the Company mailed to its shareholders.

(j)    Prior to the termination of the underwriting syndicate contemplated by this Agreement, neither the Company nor any of its officers, directors or affiliates shall, at any time, directly or indirectly, (I) take any action intended to cause or result in, or which might reasonably be expected to cause or result in, or which will constitute, stabilization or manipulation, under the Securities Act or otherwise, of the price of the Common Shares or (ii) sell, bid for, purchase or pay anyone any compensation for soliciting purchases of, the Shares.

(k)    In case of any event, at any time within the period during which a prospectus is required to be delivered under the Securities Act, as a result of which any Preliminary Prospectus or the Prospectus, as then amended or supplemented, would contain an untrue statement of a material fact, or omit to state any material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, or, if it is necessary at any time to amend any Preliminary Prospectus or the Prospectus to comply with the Securities Act or any applicable securities or blue sky laws, the Company promptly will prepare and file with the Commission, and any applicable state securities commission, an amendment, supplement or document that will correct such statement or omission or effect such compliance and will furnish to the several Underwriters such number of copies of such amendment(s), supplement(s) or document(s) as the Representatives may reasonably request. For purposes of this subsection (k), the Company will provide such information to the Representatives, the Underwriters’ counsel and counsel to the Company as shall be necessary to enable such persons to consult with the Company with respect to the need to amend or supplement the Registration Statement, any Preliminary Prospectus or the Prospectus or file any document, and shall furnish to the Representatives and the Underwriters’ counsel such further information as each may from time to time reasonably request.

(l)    The Company will use its best efforts to obtain, and thereafter maintain, the qualification or listing of the Shares on the New York Stock Exchange.

(m)    At the request of the Representatives, but not without the Representatives’ agreement, the Company shall file a Rule 462(b) registration statement with the Commission in compliance with Rule 462(b) of the Securities Act and the Company shall sell any and all such shares registered thereunder to the Underwriters at the Per Share Price and otherwise in accordance with the terms of this Agreement.

(n)    Except as contemplated by the Prospectus, the Company and its subsidiaries will not, prior to the Option Closing Date or thirty (30) days after the date of this Agreement, whichever occurs first, without the prior consent of the Representatives, incur any material liability or obligation, direct or contingent, or enter into any material transaction, other than in the ordinary course of business, or any transaction with a related party which is required to be disclosed in the Prospectus.

(o)    The Company will use its best efforts to satisfy or cause to be satisfied the conditions to the obligations of the Underwriters in Section 9 hereof.

7.     Covenants of the Selling Shareholders.    The Selling Shareholders covenant and agree with the Underwriters that:

(a)    The Selling Shareholders will cooperate to the extent necessary to cause the Registration Statement, if not effective prior to the execution and delivery of this Agreement, to become effective.

(b)    The Selling Shareholders will pay all federal and other taxes, if any on the transfer or sale of the Common Shares sold by the Selling Shareholders pursuant to this Agreement.

(c)    The Selling Shareholders will do or perform all things required to be done or performed by the Selling Shareholders prior to the Closing Date to satisfy all conditions precedent to the delivery of the Common Shares to be sold by the Selling Shareholders pursuant to this Agreement.

(d)    The Selling Shareholders will use their best efforts to satisfy or cause to be satisfied the conditions to the obligations of the Underwriters in Section 9 hereof to the extent within their control.

(e)    The Selling Shareholders have not taken, nor will they take, directly or indirectly, any action designed to or that might reasonably be expected to cause or result in stabilization or manipulation of the price of Common Shares to facilitate the sale or resale of the Common Shares.

8.    Expenses and Fees.

(a)    The Company will pay all costs and expenses incident to the performance of the obligations of the Company under this Agreement, whether or not the transactions contemplated hereby are consummated or this Agreement is terminated pursuant to Section 11 hereof, including, without limitation, all costs and expenses incident to (I) the printing of and mailing expenses associated with the Registration Statement, any Preliminary Prospectus and the Prospectus and any amendments or supplements thereto, this Agreement, the Agreement among Underwriters, the Underwriters’ Questionnaire submitted to each of the Underwriters by the Representatives in connection herewith, the power of attorney executed by each of the Underwriters in favor of Morgan Keegan & Company, Inc. in connection herewith, the Dealer Agreement and related documents (collectively, the “Underwriting Documents”) and the preliminary blue sky memorandum relating to the offering prepared by Arnold & Porter as counsel to the Underwriters (collectively with any supplement thereto, the “Preliminary Blue Sky Memorandum”), (ii) the fees, disbursements and expenses of the Company’s counsel and accountants in connection with the registration of the Shares under the Securities Act and all other expenses in connection with the preparation and, if applicable, filing of the Registration Statement (including all amendments thereto), any Preliminary Prospectus, the Prospectus and any amendments and supplements thereto, the Underwriting Documents and the Preliminary Blue Sky Memorandum; (iii) the delivery of copies of the foregoing documents to the Underwriters; (iv) the filing fees of the Commission and the NASD relating to the Shares; (v) the preparation, issuance and delivery to the Underwriters of any certificates evidencing the Shares, including transfer agent’s and registrar’s fees; (vi) all transfer taxes, if any; (vii) the qualification of the Shares for offering and sale under state securities and blue sky laws, including filing fees and fees and disbursements of counsel for the Underwriters (and local counsel therefor) relating thereto, including those of Arnold & Porter and Troutman Sanders LLP in connection with compliance with state securities and blue sky laws; (viii) any listing of the Shares on the New York Stock Exchange; (ix) any expenses for travel, lodging and meals incurred by the Company and any of its officers, directors and employees in connection with any meetings with prospective investors in the Shares; and (x) all other costs and expenses reasonably incident to the performance of the Company’s obligations hereunder that are not otherwise specifically provided for in this Section 8.

(b)    Whether or not the transactions contemplated hereunder are consummated, or if this Agreement is terminated for any reason, the Selling Shareholders will pay or cause to be paid the costs, fees, and expenses incurred in connection with the offering of the Common Shares to be sold by the Selling Shareholders pursuant to this Agreement as follows:

(i)    All costs, fees, and expenses incurred in connection with the performance of the obligations of the Selling Shareholders hereunder, including all fees and expenses of the Selling Shareholders’ accountants and counsel; and

(ii)    All taxes, if any, on the transfer and sale of the Common Shares.

(c)    The Representatives and the Underwriters will pay their own expenses, including the fees of their counsel (except as provided in Section 8(a)(vii) hereof), public advertisement of the offering and their own marketing and due diligence expenses.

9.     Conditions of the Underwriter’s Obligations.     The obligations of the Underwriters hereunder to purchase and pay for the Shares shall be subject to the accuracy of the representations and warranties of the Company and the Selling Shareholders set forth herein as of the Closing Date and any Option Closing Date, as the case may be, to the accuracy of the statements of the Company’s directors and officers, to the performance by the Company of its obligations hereunder and to the following additional conditions, except to the extent expressly waived in writing by the Representatives:

(a)    If the registration statement as amended to date has not become effective prior to the execution of this Agreement, such registration statement shall have been declared effective not later than 11:00 a.m., Washington, D.C. time, on the date of this Agreement or such later date and/or time as shall have been consented to by the Representatives in writing. If required, the Prospectus and any amendment or supplement thereto shall have been filed with the Commission pursuant to Rule 424(b) within the applicable time period prescribed for such filing and in accordance with Section 6(a) of this Agreement; no stop order suspending the effectiveness of the Registration Statement or any part thereof shall have been issued and no proceedings for that purpose shall have been instituted, threatened or, to the knowledge of the Company, the Selling Shareholders and the Representatives, contemplated by the Commission; and all requests for additional information on the part of the Commission shall have been complied with to the Representatives’ satisfaction.

(b)    The Representatives shall have received a copy of an executed lock-up agreement from the Company, the Selling Shareholders and each of the Company’s and its direct and indirect subsidiaries’ executive officers and directors and certain shareholders of Common Shares, in the form attached hereto as Exhibit A.

(c)    The Representatives shall have received an opinion, dated as of the Closing Date, of Conyers, Dill & Pearman, special Bermuda counsel to the Company, in form and substance satisfactory to the Representatives and their counsel, to the effect that:

(i)    The Company is validly existing as a corporation in good standing under the laws of Bermuda and has the corporate power and corporate authority to own or lease its properties and conduct its business as described in the Registration

Statement and the Prospectus and to enter into this Agreement and perform its obligations hereunder.

(ii)    Each of American Safety Reinsurance, Ltd. and Harbour Consulting, Ltd., (collectively, the “Bermuda Subsidiaries”) is validly existing as a company in good standing under the laws of Bermuda and has the corporate power and corporate authority to own or lease its properties and conduct its business as described in the Registration Statement and the Prospectus.

(iii)    The Company’s authorized, issued and outstanding capital stock is as disclosed in the Prospectus. All of the issued shares of capital stock of the Company have been duly authorized and validly issued, are fully paid and nonassessable and conform to the description of the Common Shares contained in the Prospectus. None of the issued Common Shares of the Company or capital stock of the Bermuda Subsidiaries has been issued or is owned or held in violation of any statutory (or any other) preemptive rights of shareholders, and no person or entity (including any holder of outstanding Common Shares of the Company or capital stock of its subsidiaries) has any statutory (or any other) preemptive or other rights to subscribe for any of the Shares.

(iv)    All of the issued shares of capital stock of each of the Bermuda Subsidiaries have been duly authorized and validly issued, are fully paid and nonassessable, and are owned beneficially by the Company or its subsidiaries.

(v)    When the Shares to be sold by the Company have been delivered against payment therefor as contemplated by this Agreement, the Shares will be duly authorized, validly issued and fully paid and nonassessable, the holders thereof will not be subject to personal liability solely by reason of being such holders and the Shares will conform to the description of the Common Shares contained in the Prospectus; the certificates evidencing the Shares will comply with all applicable requirements of Bermuda law.

(vi)    The sale of the Shares being sold on the Closing Date and the performance of this Agreement and the consummation of the transactions herein contemplated will not conflict with or violate any provision of the Memorandum of Association or Bye-Laws laws of the Company (or comparable charter documents) or any of the Bermuda Subsidiaries, in each case as amended to date, or any existing Bermuda law, statute, rule or regulation, or conflict with or violate any order, judgment or decree of any Bermuda court or Bermuda governmental agency or body having jurisdiction over the Company or any of its subsidiaries or any of their respective properties or assets.

(vii)    No consent, approval, authorization, order or declaration of or from, or registration, qualification or filing with, any Bermuda court or Bermuda governmental or regulatory agency or body is required for the sale of the Shares or the consummation of the transactions contemplated by this Agreement, except such as have been or will have been obtained and are or will be in effect.

(viii)    To the knowledge of such counsel, other than as disclosed in or contemplated by the Prospectus, there is no litigation, arbitration, claim, proceeding (formal or informal) or investigation pending or, to the knowledge of such counsel, threatened, in which the Company or any of its subsidiaries is a party or of which any of their respective properties or assets is the subject which, if determined adversely to the Company or any of its subsidiaries, would individually or in the aggregate have a material adverse effect on the financial position, results of operations or business of the Company and its subsidiaries taken as a whole; and, to the knowledge of such counsel, neither the Company nor any of the Bermuda Subsidiaries is in violation of, or in default with respect to, any Bermuda law, statute, rule, regulation, order, judgment or decree, except as described in the Prospectus or such as do not and will not individually or in the aggregate have a material adverse effect on the financial position, results of operations or business of the Company and its subsidiaries taken as a whole, nor is the Company or any of its subsidiaries required to take any action in order to avoid any such violation or default under Bermuda law.

(ix)    The statements in the Prospectus under “Business—Regulatory Environment—Bermuda Regulation,” “Description of the Common Shares,” “Certain Bermuda Law Considerations” and “Material United States Federal Income Tax Consequences—Taxation of American Safety Insurance and its Bermuda Subsidiary—Bermuda” and “—Tax Treatment of Shareholders—Bermuda” have been reviewed by such counsel, and insofar as they refer to statements of Bermuda law, descriptions of Bermuda statutes, licenses, rules or regulations, or legal conclusions, are correct in all material respects.

(x)    This Agreement has been duly authorized, executed and delivered by the Company and, assuming due execution by the Representatives, constitutes the valid and binding agreement of the Company.

In rendering any such opinion, such counsel may rely as to matters of fact, to the extent such counsel deem proper, on certificates of officers of the Company and public officials. Copies of such certificates of officers of the Company shall be addressed and furnished to the Representatives and furnished to counsel for the Underwriters.

(d)    The Representatives shall have received an opinion, dated as of the Closing Date, of Troutman Sanders LLP, counsel to the Company, in form and substance satisfactory to the Representatives and their counsel, to the effect that:

(i)    Each of the Company’s subsidiaries that are incorporated in jurisdictions located in the United States (collectively, the “United States Subsidiaries”) is validly existing as a corporation in good standing under the laws of its jurisdiction of incorporation and has the corporate power and corporate authority to own or lease its properties and conduct its business as described in the Registration Statement and the Prospectus. Each of the United States Subsidiaries and the Bermuda Subsidiaries is duly qualified to transact business as a foreign corporation and is in good standing under the laws of each jurisdiction, other than its jurisdiction of incorporation, in which it owns or leases property, or conducts any business, so as to require such qualification, except where the failure to so qualify would not have a material adverse effect on the financial position, results of operations or business of the Company and its subsidiaries taken as a whole.

(ii)    None of the issued capital stock of the United States Subsidiaries has been issued or is owned or held in violation of any statutory (or any other) preemptive rights of shareholders, and no person or entity (including any holder of outstanding capital stock of the United States Subsidiaries) has any statutory (or any other) preemptive or other rights to subscribe for any of the Shares.

(iii)    All of the issued shares of capital stock of each of the United States Subsidiaries have been duly authorized and validly issued, are fully paid and nonassessable, and are owned beneficially by the Company or the United States Subsidiaries. To such counsel’s knowledge, other than the subsidiaries listed on Exhibit 21 to the Registration Statement and the equity securities held in the investment portfolios of the Company and such subsidiaries, the Company does not own, directly or indirectly, any capital stock or other equity securities of any other corporation or any ownership interest in any partnership, joint venture or other association.

(iv)    When the Shares to be sold by the Company have been delivered against payment therefor as contemplated by this Agreement, the certificates evidencing the Shares will comply with all applicable requirements of the New York Stock Exchange.

(v)    To such counsel’s knowledge, there are no contracts, agreements or understandings between the Company and any person granting such person the right to require the Company to file a registration statement under the Act with respect to any securities of the Company owned or to be owned by such person, requiring the Company to include such securities in the securities registered pursuant to the Registration Statement (or any such right has been effectively waived) or requiring the registration of any securities pursuant to any other registration statement filed by the Company under the Act.

(vi)    The sale of the Shares being sold on the Closing Date and the performance of this Agreement and the consummation of the transactions herein contemplated will not conflict with or violate any provision of the charter or by-laws laws of any United States Subsidiary, in each case as amended to date, or any existing federal or state law, statute, rule or regulation, or conflict with or (with or without the giving of notice or the passage of time or both) result in a breach or violation of any of the terms or provisions of, or constitute a default under, any material indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which the Company or any of its subsidiaries is a party or to which any of their respective properties or assets is subject, or conflict with or violate any order, judgment or decree of any federal or state court or governmental agency or body having jurisdiction over the Company or any of its subsidiaries or any of their respective properties or assets.

(vii)    No consent, approval, authorization, order or declaration of or from, or registration, qualification or filing with, any federal or state court or governmental or regulatory agency or body is required for the sale of the Shares or the consummation of the transactions contemplated by this Agreement, except such as have been or will have been obtained and are or will be in effect.

(viii)    To the knowledge of such counsel, other than as disclosed in or contemplated by the Prospectus, there is no litigation, arbitration, claim, proceeding (formal or informal) or investigation pending or, to the knowledge of such counsel, threatened, in which the Company or any of its subsidiaries is a party or of which any of their respective properties or assets is the subject which, if determined adversely to the Company or any of its subsidiaries, would individually or in the aggregate have a material adverse effect on the financial position, results of operations or business of the Company and its subsidiaries taken as a whole; and, to the knowledge of such counsel, neither the Company nor any of its subsidiaries is in violation of, or in default with respect to, any federal or state law, statute, rule, regulation, order, judgment or decree, except as described in the Prospectus or such as do not and will not individually or in the aggregate have a material adverse effect on the financial position, results of operations or business of the Company and its subsidiaries taken as a whole, nor is the Company or any of its subsidiaries required to take any action in order to avoid any such violation or default under federal or state law.

(ix)    The statements in the Prospectus under “Risk Factors—Our Bermuda operations could be subject to United States taxation,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Litigation,” “Business—Regulatory Environment—U.S. Regulation,” “Description of the Common Shares,” “Shares Eligible for Future Sale,” “Material United States Federal Income Tax Consequences—Taxation of American Safety Insurance and its Bermuda Subsidiary—United States,” and “—Tax Treatment of Shareholders—United States” have been reviewed by such counsel, and insofar as they refer to statements of federal or state law, descriptions of federal or state statutes, licenses, rules or regulations, or legal conclusions, are correct in all material respects.

(x)    This Agreement is enforceable against the Company in accordance with its terms, subject, as to enforcement, to applicable bankruptcy, insolvency, reorganization and moratorium laws and other laws relating to or affecting the enforcement of creditors’ rights generally and to general equitable principles and except as the enforceability of rights to indemnity and contribution under this Agreement may be limited under applicable federal or state securities laws or the public policy underlying such laws.

(xi)    Neither the Company nor any of its subsidiaries is an “investment company” or a company “controlled” by an investment company as such terms are defined in Sections 3(a) and 2(a)(9), respectively, of the Investment Company Act and, if the Company or any subsidiary conducts its business as set forth in the Registration Statement and the Prospectus (including the application of the net proceeds of the public offering as described under the section entitled “Underwriting” in the Registration Statement and the Prospectus), will not become an “investment company” and will not be required to register under the Investment Company Act.

(xii)    The Registration Statement and the Prospectus and each amendment or supplement thereto (other than the financial statements, the notes and schedules thereto and other financial data included therein, to which such counsel need express no opinion), as of their respective effective or issue dates, complied as to form in all material respects with the requirements of the Securities Act and the respective rules and regulations thereunder. To such counsel’s knowledge, the descriptions in the Registration Statement and the Prospectus of contracts and other documents are accurate and fairly present the information required to be shown; and there are no contracts or documents of a character required to be described in the Registration Statement or Prospectus or to be filed as exhibits to the Registration Statement which are not described and filed as required.

(xiii)    The Registration Statement was declared effective under the Securities Act as of the date and time specified in such opinion, and no stop order suspending the effectiveness of the Registration Statement has been issued under the Securities Act and no proceedings therefor have been initiated or, to such counsel’s knowledge, threatened by the Commission.

Such counsel shall also state that they have participated in the preparation of the Registration Statement and the Prospectus and in conferences with officers and other representatives of the Company, representatives of the independent public accountants for the Company, and representatives of and counsel to the Underwriters at which the contents of the Registration Statement, the Prospectus and related matters were discussed and nothing has come to such counsel’s attention to lead them to believe that the Registration Statement, or any further amendment thereto made prior to the Closing Date or Option Closing Date, as applicable, on its effective date and as of the Closing Date or Option Closing Date, as applicable, contained or contains any untrue statement of a material fact or omitted or omits to state any material fact required to be stated therein or necessary to make the statements therein, not misleading, or that the Prospectus, or any amendment or supplement thereto made prior to the Closing Date or Option Closing Date, as applicable, as of its issue date and as of the Closing Date or Option Closing Date, as applicable, contained or contains any untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading (provided that such counsel need express no belief regarding the financial statements, the notes and schedules thereto and other financial data contained in the Registration Statement, any amendment thereto, or the Prospectus, or any amendment or supplement thereto).

In rendering any such opinion, such counsel may rely as to matters of fact, to the extent such counsel deem proper, on certificates of officers of the Company, public officials and letters from officials of the New York Stock Exchange. In rendering any such opinion, such counsel may rely as to matters governed by the laws of Bermuda on the opinion of Conyers, Dill & Pearman, special Bermuda counsel to the Company.

Copies of such certificates of officers of the Company shall be addressed and furnished to the Representatives and furnished to counsel for the Underwriters, and copies of such other opinions shall be addressed dually and furnished to the Company and the Representatives and furnished to counsel for the Underwriters. For purposes of rendering such opinion in clause (x), such counsel may assume that this Agreement is to be governed by the relevant laws of the State of Georgia.

(e)    The Representatives shall have received an opinion, dated as of the Closing Date of [                                    ], counsel for the Selling Shareholders, in form and substance satisfactory to the Representatives and their counsel, to the effect that:

(i)    This Agreement has been duly authorized, executed and delivered by or on behalf of the Selling Shareholders.

(ii)    The Selling Shareholders have valid title to the Common Shares and the legal right and power, and all authorization and approval required by law, to enter into this Agreement and to sell, transfer and deliver the Common Shares.

(iii)    Upon delivery of the certificates for the Common Shares properly endorsed to the Underwriters and payment of the purchase price therefor pursuant to this Agreement, title to such Common Shares will be passed to the Underwriters, free and clear of all liens, security interests, pledges, charges, equities, and other encumbrances, other than as created by or through the Underwriters.

(iv)    The sale of the Shares being sold on the Closing Date and the performance of this Agreement and the consummation of the transactions by the Selling Shareholders herein contemplated will not conflict with or violate any provision of the charter, by-laws laws or any other organizational document of any Selling Shareholder, in each case as amended to date, or any existing federal or state law, statute, rule or regulation.

(v)    This Agreement is enforceable against the Selling Shareholders in accordance with its terms, subject, as to enforcement, to applicable bankruptcy, insolvency, reorganization and moratorium laws and other laws relating to or affecting the enforcement of creditors’ rights generally and to general equitable principles and except as the enforceability of rights to indemnity and contribution under this Agreement may be limited under applicable federal or state securities laws or the public policy underlying such laws.

In rendering any such opinion, such counsel may rely as to matters of fact, to the extent such counsel deem proper, on certificates of the Selling Shareholders and public officials. Copies of such certificates of the Selling Shareholders shall be addressed and furnished to the Representatives and furnished to counsel for the Underwriters, and copies of such other opinions shall be addressed dually and furnished to the Company and the Representatives and furnished to counsel for the Underwriters. For purposes of rendering such opinion in clause (v), such counsel may assume that this Agreement is to be governed by the relevant laws of the State of Georgia.

(f)    Arnold & Porter, counsel for the Underwriters, shall have furnished to each of the Representatives such opinion or opinions, dated as of the Closing Date and any Option Closing Date, with respect to such matters as the Representatives may reasonably request, and the Company and the Selling Shareholders shall have furnished to such counsel such documents as they request for the purpose of enabling them to pass upon such matters. In rendering such opinions, such counsel may rely as to matters involving the application of laws of Bermuda on the opinions of Conyers, Dill & Pearman, referred to in Section 9© and on the opinions of Troutman Sanders LLP. In rendering such opinion, Arnold & Porter may assume, when appropriate, that the internal laws of the State of Tennessee are identical in all material respects to the internal laws of the District of Columbia.

(g)    The Representatives shall have received from KPMG LLP, independent public accountants, in form and substance satisfactory to the Representatives, letters dated as of the date hereof, the Closing Date and any Option Closing Date, containing statements and information of the type ordinarily included in accountants’ “comfort letters” to Underwriters with respect to the financial statements and certain financial information contained in the Registration Statement and Prospectus; provided that the letter dated as of the date of delivery of the Firm Shares shall use a “cut-off date” not earlier than the date hereof.

(h)    Since the date of the latest audited financial statements included in the Prospectus, neither the Company nor any of its direct or indirect subsidiaries shall have sustained any material adverse change, or any development involving a prospective material adverse change (including, without limitation, a change in management or control of the Company), in or affecting the position (financial or otherwise), results of operations, net worth, business or prospects of the Company or its direct or indirect subsidiaries, otherwise than as disclosed in or contemplated by the Prospectus, the effect of which, in either such case, in the Representatives’ reasonable judgment makes it impracticable or inadvisable to proceed with the purchase, sale and delivery of the Shares being delivered at the Closing Date or any Option Closing Date as contemplated by the Registration Statement, as amended as of the date hereof.

(i) Subsequent to the date hereof, there shall not have occurred any of the following:

(i) any suspension or limitation in trading in securities generally on the New York Stock Exchange, The Nasdaq Stock Market and/or the American Stock Exchange or any setting of minimum or maximum prices for trading on such exchange;

(ii) any suspension of or limitation in trading in the Common Shares of the Company by the Commission or the New York Stock Exchange;

(iii) a general moratorium on commercial insurance activities declared by Federal, state or Bermuda authorities;

(iv)    any material adverse change, or any development involving a prospective material adverse change, in the ability of the Company or any of its direct or indirect subsidiaries to conduct their respective businesses (whether by reason of any court, legislative, other governmental action, order, decree or otherwise), or in the general affairs, condition (financial or otherwise), business, prospects, properties, management, financial position or earnings, results of operations or net worth of the Company or any of its direct or indirect subsidiaries, whether or not arising from transactions in the ordinary course of business; or

(v)    a loss material or substantial to the Company or any of its direct or indirect subsidiaries by reason of labor dispute, strike, flood, fire, accident, hurricane, earthquake, theft, sabotage or other calamity or malicious act, whether or not such loss shall have been insured, or from any court or governmental action, order or decree, or any material adverse change in the financial or securities markets in the United States or in political, financial or economic conditions or the United States or any outbreak or escalation of hostilities involving the United States, declaration by the United States of a national emergency or war or any other national or international calamity, crisis or emergency if the effect of any such event specified in this clause (v) is in the reasonable opinion of the Representatives so material and adverse as to make it impracticable or inadvisable to proceed with the offering or the delivery of the Shares on the terms and in the manner contemplated in the Registration Statement and the Prospectus.

(j)    The Company shall have furnished to the Representatives on the Closing Date and the Option Closing Date, a certificate, satisfactory to the Representatives, signed by the chief executive officer and the chief financial officer of the Company, dated as of the Closing Date or the Option Closing Date, as the case may be, to the effect that the signers of such certificate have carefully examined the Registration Statement and this Agreement and that:

(i)    The representations and warranties of the Company in this Agreement are true and correct in all material respects on and as of the Closing Date and the Option Closing Date, as the case may be, with the same effect as if made on the Closing Date or the Option Closing Date, as the case may be, and the Company has complied in all material respects with all the agreements and satisfied in all material respects all the conditions on its part to be performed or satisfied at or prior to the Closing Date or the Option Closing Date, as the case may be;

(ii)    The Commission has not issued an order preventing or suspending the use of the Prospectus or any Preliminary Prospectus or any amendment thereto; no stop order suspending the effectiveness of the Registration Statement has been issued; and, to the knowledge of the respective signatories, no proceeding for that purpose has been instituted or is pending or contemplated under the Securities Act;

(iii)    Each of the respective signatories of the certificate has carefully examined the Registration Statement, the Prospectus and any amendments or supplements thereto, and such documents contain all material statements and information required to be made therein, and neither the Registration Statement nor any amendment nor supplement thereto includes any untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading and, since the date on which the Registration Statement was initially filed, no event has occurred that was required to be set forth in an amended or supplemented prospectus or in an amendment to the Registration Statement that has not been so set forth; provided, however, that no representation need be made as to information contained in or omitted from the Registration Statement or any amendment or supplement in reliance upon and in conformity with written information furnished to the Company by or on behalf of the Underwriters; and

(iv)    Since the date on which the Registration Statement was initially filed with the Commission, there has not been any material adverse change or a development involving a prospective material adverse change in the business, properties, financial condition, or earnings of the Company and its subsidiaries taken as a whole, whether or not arising from transactions in the ordinary course of business, except as disclosed in the Registration Statement as heretofore amended or (but only if each of the Representatives expressly consents thereto in writing) as disclosed in an amendment or supplement thereto filed with the Commission and delivered to the Underwriters after the execution of this Agreement; since such date and except as so disclosed or in the ordinary course of business, neither the Company nor any of its direct or indirect subsidiaries has incurred any liability or obligation, direct or indirect, or entered into any transaction that is material to the Company or such direct or indirect subsidiaries, as the case may be, not contemplated in the Prospectus; since such date and except as so disclosed there has not been any change in the outstanding capital stock of the Company, or any change that is material to the Company and its subsidiaries taken as a whole in the short-term debt or long-term debt of the Company or any of its subsidiaries; since such date and except as so disclosed, neither the Company nor any of its subsidiaries have incurred any material contingent obligations, and no material litigation is pending or threatened against the Company or any of its subsidiaries; and, since such date and except as so disclosed, neither the Company nor any of its subsidiaries have sustained any material loss or interference from any strike, fire, flood, windstorm, accident or other calamity (whether or not insured) or from any court or governmental action, order, or decree.

(k)    Each of the Selling Shareholders shall have furnished to the Representatives on the Closing Date, a certificate, satisfactory to the Representatives, signed by the Selling Shareholder, dated as of the Closing Date, to the effect that the signers of such certificate have carefully examined the Registration Statement and this Agreement and that the representations and warranties of such Selling Shareholder in this Agreement are true and correct in all material respects on and as of the Closing Date, and such Selling Shareholder has complied in all material respects with all the agreements and satisfied in all material respects all the conditions on its part to be performed or satisfied at or prior to the Closing Date.

(l)    The representations and warranties of the Company and the Selling Shareholders in this Agreement and in the certificates delivered by the Company and the Selling Shareholders pursuant to this Agreement shall be true and correct in all material respects when made and on and as of the Closing Date and the Option Closing Date, as if made at such time, and the Company and the Selling Shareholders shall have performed all covenants and agreements and satisfied all conditions contained in this Agreement required to be performed or satisfied by the Company and the Selling Shareholders on or before the Closing Date or Option Closing Date, as the case may be.

(m)    The Shares shall have been registered for sale, or subject to an available exemption from such registration, under the blue sky laws of such jurisdictions as shall have been reasonably specified by the Representatives.

(n)    The Shares shall have been approved for listing on the New York Stock Exchange.

(o)    Prior to the Closing Date and any Option Closing Date, the Company and the Selling Shareholders shall have furnished to the Representatives such further information, certificates and documents as the Representatives may reasonably request in connection with the offering of the Shares.

If any condition specified in this Section 9 shall not have been fulfilled when and as required to be fulfilled, this Agreement may be terminated by the Representatives by notice to the Company and the Selling Shareholders at any time without liability on the part of any Underwriter, the Selling Shareholders or the Company, except for expenses to be paid by the Company and the Selling Shareholders pursuant to Section 8 hereof or reimbursed by the Company or the Selling Shareholders pursuant to Section 12 and except to the extent provided in Section 10.

10.    Indemnification and Contribution.

(a)    (I)    The Company agrees to indemnify and hold harmless the Selling Shareholders and each Underwriter against any losses, claims, damages, liabilities or expenses, as incurred, to which such Underwriter may become subject under the Securities Act, the Exchange Act or other federal or state statutory law or regulation, or at common law or otherwise (including payments made in settlement of any litigation, if such settlement is effectuated with the written consent of the Company, which consent shall not be unreasonably withheld), insofar as such losses, claims, damages, liabilities or expenses (or actions in respect thereof) arise out of or are based upon: (I) any untrue statement or alleged untrue statement made by the Company in Section 1 of this Agreement; (ii) any untrue statement or alleged untrue statement of any material fact contained in (A) the Registration Statement or any amendment thereto, any Preliminary Prospectus or the Prospectus or any amendment or supplement thereto, or (B) any application or other document, or amendment or supplement thereto, executed by the Company or based upon written information furnished by or on behalf of the Company filed in any jurisdiction in order to qualify the Shares under the securities or blue sky laws thereof or filed with the Commission or any securities association or securities exchange (each an “Application”); or (iii) the omission or alleged omission to state in the Registration Statement or any amendment thereto, any Preliminary Prospectus, the Prospectus or any amendment or supplement thereto, or any Application, a material fact required to be stated therein or necessary to make the statements therein not misleading; and will reimburse each Underwriter for any legal or other expenses reasonably incurred by such Underwriter in connection with investigating, defending against or appearing as a third-party witness in connection with any such loss, claim, damage, liability, expense or action; provided, however, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage, liability or action arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in the Registration Statement or any amendment thereto, any Preliminary Prospectus, the Prospectus or any amendment or supplement thereto or any Application in reliance upon and in conformity with written information furnished to the Company by any Underwriter through the Representatives expressly for use therein (which information is solely as set forth in Section 1(c) hereof). The Company will not, without the prior written consent of the Representatives, which shall not be unreasonably withheld, settle or compromise or consent to the entry of any judgment in any pending or threatened claim, action, suit or proceeding (or related cause of action or portion thereof) in respect of which indemnification may be sought hereunder (whether or not any Underwriter is a party to such claim, action, suit or proceeding), unless such settlement, compromise or consent includes an unconditional release of each Underwriter from all liability arising out of such claim, action, suit or proceeding (or related cause of action or portion thereof).

(ii)    The provisions of clause (I) of this Section 10(a) applicable to the Company shall be equally applicable to the Selling Shareholders, provided that the Selling Shareholders shall be liable to the Company, the Underwriters and any of their controlling persons only with respect to statements made by or relating to the Selling Shareholders.

(b)    Each Underwriter, severally but not jointly, agrees to indemnify and hold harmless the Company and the Selling Shareholders against any losses, claims, damages or liabilities to which the Company may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement or any amendment thereto, any Preliminary Prospectus, the Prospectus or any amendment or supplement thereto, or any Application or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Company and the Selling Shareholders by such Underwriter through the Representatives expressly for use therein (which information is solely as set forth in Section 1(c) hereof); and will reimburse the Company and the Selling Shareholders for any legal or other expenses reasonably incurred by the Company and the Selling Shareholders in connection with investigating or defending any such loss, claim, damage, liability or action.

(c)    Promptly after receipt by an indemnified party under subsection (a) or (b) above of notice of the commencement of any action, such indemnified party shall,

if a claim in respect thereof is to be made against the indemnifying party under such subsection, notify the indemnifying party in writing of the commencement thereof; but the omission so to notify the indemnifying party shall not relieve the indemnifying party from any liability which it may have to any indemnified party otherwise than under such subsection (a) or (b). In case any such action shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party); provided, however, that if the defendants in any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be one or more legal defenses available to it or other indemnified parties which are different from or additional to those available to the indemnifying party, the indemnifying party shall not have the right to assume the defense of such action on behalf of such indemnified party and such indemnified party shall have the right to select separate counsel to defend such action on behalf of such indemnified party. After such notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof and approval by such indemnified party of counsel appointed to defend such action, the indemnifying party will not be liable to such indemnified party under this Section 10 for any legal or other expenses, other than reasonable costs of investigation, subsequently incurred by such indemnified party in connection with the defense thereof. Nothing in this Section 10(c) shall preclude an indemnified party from participating at its own expense in the defense of any such action so assumed by the indemnifying party.

(d)    If the indemnification provided for in this Section 10 is unavailable to or insufficient to hold harmless an indemnified party under subsection (a) or (b) above in respect of any losses, claims, damages or liabilities (or actions in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by the Selling Shareholders, the Company and the Underwriters from the offering of the Shares. If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law or if the indemnified party failed to give the notice required under subsection (c) above, then each indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Selling Shareholders, the Company and the Underwriters in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities (or actions in respect thereof), as well as any other relevant equitable considerations. The relative benefits received by the Selling Shareholders, the Company and the Underwriters shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company and the Selling Shareholders bear to the total underwriting discounts and commissions received by the Underwriters. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Selling Shareholders, the Company or the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company, the Selling Shareholders and the Underwriters agree that it would not be just and equitable if contributions pursuant to this subsection (d) were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this subsection (d). The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above in this subsection (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this subsection (d), no Underwriter shall be required to contribute any amount in excess of the underwriting discounts and commissions received by it, and no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. Any party entitled to contribution, promptly after receipt of notice of commencement of any action against such party in respect of which a claim for contribution may be made under this subsection (d), will notify any such party or parties from whom contribution may be sought, but the omission so to notify will not relieve the party or parties from whom contribution may be sought from any other obligation it or they may have under this subsection (d). No party will be liable for contribution with respect to any action or claim settled without its written consent (which consent shall not be unreasonably withheld). The Underwriters’ obligations in this subsection (d) to contribute are several in proportion to their respective underwriting obligations and not joint.

(e)    The obligations of the Company and the Selling Shareholders under this Section 10 shall be in addition to any liability which the Company and the Selling Shareholders may otherwise have and with respect to the Company, shall extend, upon the same terms and conditions, to each officer, director and employee of the Underwriters and to each person, if any, who controls any Underwriter within the meaning of the Securities Act or the Exchange Act; and the obligations of the Underwriters under this Section 10 shall be in addition to any liability which the respective Underwriters may otherwise have and shall extend, upon the same terms and conditions, to each officer and director of the Company and to each person, if any, who controls the Company within the meaning of the Securities Act or the Exchange Act.

11.    Default of Underwriters.

(a)    If any Underwriter defaults in its obligation to purchase Shares at the Closing Date or Option Closing Date, the Representatives may in their discretion arrange for the Underwriters or another party or other parties to purchase such Shares on the terms contained herein within thirty-six (36) hours after such default by any Underwriter. In the event that, within the respective prescribed period, the Representatives notify the Selling Shareholders and the Company that it has so arranged for the purchase of such Shares, the Representatives shall have the right to postpone the

Closing Date or Option Closing Date, as the case may be, for a period of not more than seven (7) days in order to effect whatever changes may thereby be made necessary in the Registration Statement or the Prospectus, or in any other documents or arrangements, and the Selling Shareholders and the Company agree to file promptly any amendments to the Registration Statement or the Prospectus that in the Representatives’ opinion may thereby be made necessary. The cost of preparing, printing and filing any such amendments shall be paid for by the Underwriters. The term “Underwriter” as used in this Agreement shall include any person substituted under this Section 11 with like effect as if such person had originally been a party to this Agreement with respect to such Shares.

(b)    If, after giving effect to any arrangements for the purchase of the Shares of a defaulting Underwriter or Underwriters by the Representatives as provided in subsection (a) above, if any, the aggregate number of such Shares which remains unpurchased does not exceed one-eleventh (1/11) of the aggregate number of Shares to be purchased at the Closing Date or Option Closing Date, then the Company shall have the right to require each non-defaulting Underwriter to purchase the number of Shares which such Underwriter agreed to purchase hereunder at such Closing Date or Option Closing Date and, in addition, to require each non-defaulting Underwriter to purchase its pro rata share (based on the number of Shares which such Underwriter agreed to purchase hereunder) of the Shares of such defaulting Underwriter or Underwriters for which such arrangements have not been made.

12.    Termination.

(a)    This Agreement may be terminated in the sole discretion of the Representatives by notice to the Company given prior to the Closing Date, and the option from the Company referred to in Section 3, if exercised, may be canceled by the Representatives at any time prior to the Option Closing Date, in the event that (a) any condition to the obligations of the Underwriters set forth in Section 9 hereof has not been satisfied or (b) the Company shall have failed, refused or been unable to deliver Certificates in definitive form for the Shares or the Selling Shareholders or the Company shall have failed, refused or been unable to perform all obligations and satisfy all conditions on its part to be performed or satisfied hereunder at or prior to the Closing Date, or Option Closing Date, as the case may be, in either case other than by reason of a default by any of the Underwriters. If this Agreement is terminated pursuant to this Section 12(a), the Selling Shareholders and the Company will reimburse any Underwriter upon demand for all reasonable out-of-pocket expenses (including counsel fees and disbursements) that shall have been incurred by them in connection with the proposed purchase and sale of the Shares. Any termination pursuant to this Section 12(a) shall be without liability on the part of any Underwriter to the Selling Shareholders or the Company or on the part of the Selling Shareholders or the Company to any Underwriter (except for expenses to be paid by the Selling Shareholders or the Company pursuant to Section 8 hereof or reimbursed by the Selling Shareholders or the Company pursuant to this Section 12(a) and except as to indemnification and contribution to the extent provided in Section 10 hereof).

(b)    If, after giving effect to any arrangements for the purchase of the Shares of a defaulting Underwriter or Underwriters as provided in Section 11(a), the aggregate number of such Shares which remains unpurchased exceeds one-eleventh (1/11) of the aggregate number of Shares to be purchased at the Closing Date or Option Closing Date, as the case may be, then this Agreement (or, with respect to the Option Closing Date, the obligations of the Underwriters to purchase and of the Company to sell the Option Shares) shall thereupon terminate, without liability on the part of any non-defaulting Underwriter, the Selling Shareholders or the Company (except for the expenses to be borne by the Selling Shareholders, the Company and the Underwriters as provided in Section 8 hereof and the indemnity and contribution agreements in Section 10 hereof); but nothing herein shall relieve a defaulting Underwriter from liability for its default.

13.    Survival.  The respective indemnities, agreements, representations, warranties and other statements of the Selling Shareholders, the Company, its directors and officers and the several Underwriters, as set forth in this Agreement or made by or on behalf of them, respectively, pursuant to this Agreement, shall remain in full force and effect, regardless of any investigation (or any statement as to the results thereof) made by or on behalf of any Underwriter or any controlling person referred to in Section 10(e), the Selling Shareholders or the Company, or any officer or director or controlling person of the Company referred to in Section 10(e), and shall survive delivery of and payment for the Shares. The respective agreements, covenants, indemnities and other statements set forth in Sections 8 and 10 hereof shall remain in full force and effect, regardless of any termination or cancellation of this Agreement.

14.    Notices.  All communications hereunder shall be in writing and, if sent to any of the Underwriters, shall be sufficient in all respects if mailed, delivered or telegraphed and confirmed in writing to the Representatives, c/o, Morgan Keegan & Company, Inc. 50 N. Front St., 19th Floor, Memphis, TN 3810, Attention: [Patrick Kruczek] (with a copy to Arnold & Porter, 1600 Tysons Blvd., Suite 900, McLean, VA 22102, Attention: Paul Freshour); if to the [Selling Shareholders or] Company, shall be sufficient in all respects if mailed, delivered or telegraphed and confirmed in writing to American Safety Insurance Holdings, Ltd., c/o American Safety Holdings Corp., 1845 The Exchange, Atlanta, GA 30339, Attention: Fred Pinckney (with a copy to Troutman Sanders LLP, Bank of America Plaza, Suite 5200, 600 Peachtree Street, N.E., Atlanta, GA 30308-2216 Attention: W. Brinkley Dickerson).

15.    Binding Effect.  This Agreement shall be binding upon, and inure solely to the benefit of, the Underwriters, the Selling Shareholders, the Company and, to the extent provided in Sections 10 and 13 hereof, the officers, directors and employees and controlling persons referred to therein and their respective heirs, executors, administrators, successors and assigns, and no other person shall acquire or have any right under or by virtue of this Agreement. No purchaser of any of the Shares from any Underwriter shall be deemed a successor or assign by reason merely of such purchase.

16.    Partial Unenforceability.  If any section, subsection, clause or provision of this Agreement is for any reason determined to be invalid or unenforceable,

such determination shall not affect the validity or enforceability of any other section, subsection, clause or provision hereof.

17.    Applicable Law.  This Agreement shall be governed by and construed in accordance with the internal laws of the State of Tennessee.

18.    Entire Agreement.  This Agreement embodies the entire agreement among the parties hereto with respect to the transactions contemplated herein, and other than the Letter of Intent between the Company and the Underwriters, there have not been and are no agreements among the parties with respect to such transactions other than as set forth or provided for herein.

19.    Counterparts.  This Agreement may be executed by any one or more of the parties hereto in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same instrument.

[SIGNATURES APPEAR ON THE FOLLOWING PAGE]

If the foregoing is in accordance with your understanding of our agreement, please sign and return to us one of the counterparts hereof, and upon the acceptance hereof by each of the Representatives, on behalf of each of the Underwriters, this letter will constitute a binding agreement among the Underwriters, the Company and the Selling Shareholders. It is understood that your acceptance of this letter on behalf of each of the Underwriters is pursuant to the authority set forth in the Agreement among Underwriters, but without warranty on your part as to the authority of the signers thereof.

Very truly yours,

AMERICAN SAFETY INSURANCE HOLDINGS, LTD.

By:

Name: Title:

THE THOMAS W. MUELLER TRUST

By:

Name: Title:

MARKET STREET REALTY TRUST

By:

Name: Title:

The foregoing Agreement is hereby confirmed and accepted as of the date first written above at Memphis, Tennessee.

MORGAN KEEGAN & COMPANY, INC. ADVEST, INC.

As Representatives of the Several Underwriters

BY: MORGAN KEEGAN & COMPANY, INC.

By:

Name: Title:

On behalf of each of the Underwriters.

SCHEDULE I

Underwriter	Number of Firm Shares Sold by the Company	Number of Firm Shares Sold by The Thomas W. Mueller Trust	Number of Firm Shares Sold by Market Street Realty Trust	Number of Option Shares if Maximum Option is Exercised
Morgan Keegan & Company, Inc.

Advest, Inc.

Total	[1,872,745]	22,745	50,000	[280,911]

SCHEDULE II

Name of Selling Shareholder	Number of Firm Shares Shares to be Sold
The Thomas W. Mueller Trust	22,745
Market Street Realty Trust	50,000

EXHIBIT A

FORM OF LOCK-UP AGREEMENT

AMERICAN SAFETY INSURANCE HOLDINGS, LTD.

LOCK-UP AGREEMENT

                     , 2003

Morgan Keegan & Company, Inc.

Advest, Inc.

As Representatives of the Several Underwriters

Named in Schedule I to the Underwriting Agreement

C/O MORGAN KEEGAN & COMPANY, INC.

50 N. Front St., 19th Floor

Memphis, TN 38103

Ladies and Gentlemen:

The undersigned understands that you, Morgan Keegan & Company, Inc., and Advest, Inc. as representatives (the “Representatives”) of the several underwriters named therein (the “Underwriters”), propose to enter into an underwriting agreement (the “Underwriting Agreement”) with American Safety Insurance Holdings, Ltd. (the “Company”) and The Thomas W. Mueller Trust and Market Street Realty Trust (the “Selling Shareholders”) providing for the public offering (the “Public Offering”) by the Underwriters of common shares of the Company (the “Common Shares”) pursuant to the Company’s Registration Statement on Form S-1 (the “Registration Statement”).

In consideration of the Underwriting Agreement to purchase and make the Public Offering of the Common Shares, and for other good and valuable consideration, receipt of which is hereby acknowledged, the undersigned hereby agrees, for a period of 180 days after the effective date of the Registration Statement (the “Lock-Up Period”), not to sell, offer to sell, solicit an offer to buy, contract to sell, encumber, distribute, pledge, grant any option for the sale of, or otherwise transfer or dispose of, directly or indirectly, in one or a series of transactions (collectively, a “Disposition”), any Common Shares or any securities convertible or exercisable into or exchangeable for any Common Shares (collectively, “Securities”), now owned or hereafter acquired by the undersigned or with respect to which the undersigned has acquired or hereafter acquires the power of disposition, without the prior written consent of the Representatives. Prior to the expiration of the Lock-Up Period, the undersigned agrees that it will not announce or disclose any intention to do anything after the expiration of such period which the undersigned is prohibited, as provided in the preceding sentence, from doing during the Lock-Up Period. In addition, for the benefit of the Company, the Selling Shareholders and the Underwriters, the undersigned hereby (i) waives any right it may have to cause the Company to register pursuant to the Securities Act of 1933, as amended, any Common Shares now owned or hereafter acquired or received by the undersigned as a result of the Public Offering and (ii) during the Lock-Up Period, agrees not to exercise any such registration rights and further agrees that the Company shall not be obligated to register any shares in violation of the Underwriting Agreement.

The undersigned acknowledges and agrees that the restrictions above are expressly agreed to preclude the holder of the Securities from engaging in any hedging or other transaction which is designed to or reasonably expected to lead to or result in a Disposition of Securities (or the economic equivalent thereof) during the Lock-Up Period even if such Securities would be disposed of by someone other than the undersigned. Such prohibited hedging or other transactions would include, without limitation, any short sale (whether or not against the box) or any purchase, sale or grant of any right (including, without limitation, any put or call option) with respect to any Securities or with respect to any security (other than a broad-based market basket or index) that includes, relates to or derives any significant part of its value from the Securities.

The undersigned hereby also agrees and consents to the entry of stop transfer instructions with the Company’s transfer agent against the transfer of the Securities held by the undersigned except in compliance with this Lock-Up Agreement.

It is understood that, if the Underwriting Agreement is not executed, or if the Underwriting Agreement shall terminate or be terminated prior to payment for and delivery of the Common Shares the subject thereof, this Lock-Up Agreement shall automatically terminate and be of no further force or effect.

This Lock-Up Agreement shall be governed by and construed in accordance with the laws of the State of Tennessee (without giving effect to its conflict of laws provisions).

Very truly yours,

Name: